Exhibit 3.6

FORM NO. 2

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Ingersoll-Rand International Holding Limited

(hereinafter referred to as “the Company”)

1	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Christopher J Brough	Yes	British	1
Canon’s Court, 22 Victoria Street
Hamilton HM 12
Bermuda

Ruby L Rawlins	Yes	British	1
Canon’s Court, 22 Victoria Street
Hamilton HM 12
Bermuda

Bernett Cox	Yes	British	1
Canon’s Court, 22 Victoria Street
Hamilton HM 12
Bermuda

Patricia Pacheco	Yes	British	1
Canon’s Court, 22 Victoria Street
Hamilton HM 12
Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3	The Company is to be an exempted Company as defined by the Companies Act 1981

4	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

Not Applicable

5	The authorized share capital of the Company is USD 100 00 divided into 100 shares of par value USD 1.00 each

6	The objects for which the Company is formed and incorporated are unrestricted

7	The following are provisions regarding the powers of a Company:-

(j)	Has the powers of a natural person;

(ii)	Subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii)	Has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

(iv)	Has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

/s/ Christopher J. Brough	/s/ Larika Lightbourne

/s/ Ruby L. Rawlins	/s/ Larika Lightbourne

/s/ Bernett Cox	/s/ Larika Lightbourne

/s/ Patricia Pacheco	/s/ Larika Lightbourne
(Subscribers)	(Witnesses)

Subscribed this              12 th              day of              February 2009